EXHIBIT 32.2

Exhibit 32.2

SECTION 1350 CERTIFICATION of CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Encompass Energy Services, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2013	/s/ Antranik Armoudian
Antranik Armoudian
Chief Financial Officer and Treasurer